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                                                                   Exhibit 10.31

                              MANAGEMENT AGREEMENT


     This Management Agreement (the "Agreement") is entered into effective as of the 1st day of June, 1997, by and among CROSS-CONTINENT AUTO RETAILERS, INC., a Delaware corporation ("C-CAR"); PERFORMANCE NISSAN, INC., an Oklahoma corporation ("Performance Nissan"); PERFORMANCE DODGE, INC., an Oklahoma corporation ("Performance Dodge"); and EMMETT M. RICE, JR. ("Rice").

                                    RECITALS

     A. Performance Nissan owns and operates a Nissan franchised automobile dealership located at 8029 S.E. 29th Street, Midwest City, Oklahoma 73110.

     B. Performance Dodge owns and operates a Dodge franchised automobile dealership located at 7609 S.E. 29th Street, Midwest City, Oklahoma 73110.

     C. The dealerships that are owned and operated by Performance Nissan and Performance Dodge shall hereinafter be individually referred to as a "Dealership" and collectively as the "Dealerships."

     D. Performance Nissan and Performance Dodge desire for Rice to manage the Dealerships, and Rice desires to manage the Dealerships, for the consideration and upon the terms set forth in this Agreement.

                                    AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, C-CAR, Performance Nissan, Performance Dodge, and Rice agree as follows:

     1.   MANAGEMENT OF THE DEALERSHIPS.   Performance Nissan and Performance
Dodge hereby engage Rice as an independent contractor to manage the Dealerships. Rice shall assume management responsibilities of the Dealerships effective as of June 1, 1997 (the "Effective Date").

     2.   TERM.   The term of this Agreement shall begin on the Effective Date and shall terminate (the "Termination Date") upon the earlier of (a) the final closing of the transaction contemplated by that certain Stock Purchase Agreement dated June 20, 1997, by and between Cross-Continent Auto Retailers, Inc. and Benji Investments, Ltd. (the "Stock Purchase Agreement"), or (b) the termination of the Stock Purchase Agreement.

     3.   CONDUCT OF THE BUSINESS OF THE DEALERSHIPS.   Rice shall conduct the
Dealerships' business according to the ordinary and usual course of the Dealerships' business reasonably consistent with past and current practices; shall maintain and preserve the Dealerships' assets, properties, insurance policies, and business relationships; and shall not allow the Dealerships to

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engage in any practice, take any action, or enter into any transaction outside of the ordinary course of business. C-CAR authorizes Mr. Rice to endorse aged contracts in transit of Performance Nissan and Performance Dodge without recourse, and with recourse with the prior written consent of C-CAR. Mr. Rice is authorized to endorse (on behalf of Performance Nissan and Performance Dodge) the contracts in transit of Performance Nissan and Performance Dodge (a) without recourse, and (b) with recourse if Mr. Rice obtains C-CAR's prior written consent.

     4.   MANAGEMENT FEE.   As consideration for Rice managing the Dealerships
during the term of this Agreement, Rice shall be entitled to any net income before income taxes ("Net Income") resulting from the business and operation of the Dealerships during the term of this Agreement; provided that Rice shall be liable for any net loss before income taxes ("Net Loss") resulting from the business and operation of the Dealerships during the term of this Agreement.
Net Income and Net Loss shall be calculated (a) on a calendar month basis (prorated for any partial calendar month), and (b) on a consolidated basis for both Dealerships. It is understood and agreed that Performance Nissan and Performance Dodge shall not pay Rice any Net Income for any month or partial month nor shall Rice pay Performance Nissan and Performance Dodge for any Net Loss for any month or partial month, until after the Termination Date. If the final closing of the transaction contemplated by the Stock Purchase Agreement does not occur, Performance Nissan and Performance Dodge shall pay Rice the amount by which the Net Income made during the term of this Agreement exceeds the Net Losses incurred during the term of this Agreement, or Rice shall pay Performance Nissan and Performance Dodge the amount by which the Net Losses incurred during the term of this Agreement exceed the Net Income made during the term of this Agreement, within fifteen (15) days after the Stock Purchase Agreement terminates.

     5.   C-CAR EXPENSES.   Notwithstanding anything contained in this Agreement
to the contrary, the parties to this Agreement agree that none of the following items shall be charged to Performance Nissan or Performance Dodge in determining Net Income or Net Loss:

          (a) any fee for C-CAR corporate overhead, including any C-CAR management fees;

          (b) any expenses for airplane use by C-CAR or any of its affiliates (other than expenses incurred by Performance Nissan or Performance Dodge);

          (c) any travel or entertainment expense for C-CAR or any of its affiliates (other than expenses incurred by Performance Nissan or Performance Dodge);

          (d) any depreciation or interest expense related to the real property on which Performance Dodge is located;

          (e)  any interest expense related to the GMAC capital related loans;

          (f)  any expense related to the Reynolds UPS 72;

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          (g)  any legal or accounting expenses for C-CAR or any of its affiliates (other than expenses incurred by Performance Nissan or Performance Dodge);

          (h) any expenses for insurance for C-CAR or any of its affiliates (other than insurance expenses directly attributable to Performance Nissan or Performance Dodge).

Notwithstanding anything contained in this Agreement to the contrary, the parties to this Agreement agree that $21,114,89 per month (the lease payment) shall be charged to Performance Dodge in determining Net Income or Net Loss.

     6.   LICENSES OF THE DEALERSHIPS.   The Dealerships agree to allow Rice to
use the Dealerships' dealer numbers, dealer licenses, and dealer tags.

     7.   COOPERATION.   Performance Nissan and Performance Dodge shall cause
the Dealerships to fully cooperate with Rice in connection with Rice's operation of the Dealerships.

     8.   CORPORATE EXISTENCE OF THE DEALERSHIPS.   C-CAR shall maintain the
existence of Performance Nissan and Performance Dodge in good standing in the state of Oklahoma.

     9.   INDEMNIFICATION BY RICE.   Rice shall indemnify, defend and hold
harmless C-CAR, Performance Nissan and Performance Dodge from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, including reasonable attorneys' fees, arising out of, or occasioned by, any act, omission or event occurring during the term of this Agreement with respect to the operation, condition, or ownership of the Dealerships, unless caused by the negligence or willful misconduct of C-CAR.

     10.  INDEMNIFICATION BY C-CAR.   C-CAR shall indemnify, defend and hold
harmless Rice from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, including reasonable attorneys' fees, arising out of, or occasioned by, any act, omission, or event occurring during the term of this Agreement with respect to the operation, condition, or ownership of the Dealerships that is caused by the negligence or willful misconduct of C-CAR.

     11.  ASSISTANCE BY C-CAR.   C-CAR shall assist Mr. Rice in (a) collecting
on the contracts in transit of Performance Nissan and Performance Dodge that were executed prior to the Effective Date, and (b) dealing with any insurance company of Performance Nissan or Performance Dodge in order to obtain the insurance company's defense of any claims made against Performance Dodge or Performance Nissan.

     12.  MISCELLANEOUS.

          (a)  GOVERNING LAW.   This Agreement shall be governed by, and
construed and enforced in accordance with, the laws of the State of Oklahoma.

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          (b)  LITIGATION.   If this Agreement or any term or provision hereof
becomes the subject of litigation, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party court costs and reasonable attorneys' fees.

          (c)  ENTIRE AGREEMENT.   This Agreement contains the entire
understanding of the parties hereto with respect to the transaction contemplated herein and supersedes all prior agreements, arrangements and understandings, whether written or oral, relating to the subject matter hereof.

          (d)  INVALIDITY.    If any provision contained in this Agreement shall
for any reason be held to be invalid, illegal, or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, or unenforceable provision while still remaining valid and enforceable; and the remaining terms and provisions contained herein shall not be affected thereby.

          (e)  ASSIGNMENT.   Rice shall not be allowed to assign this Agreement
and its duties hereunder without the prior written consent of Performance Nissan, Performance Dodge, and C-CAR.

          (f)  AMENDMENT.   This Agreement may not be amended by any oral
agreement or understanding, but only by an amendment in writing, executed by the parties hereto.

          (g)  BINDING AGREEMENT.   This Agreement shall be binding upon and
shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (h) ACCOUNTING TERMS. The terms "cost of sales," "operating expenses," "costs or expenses of operating," "net income before income taxes," and "net loss before income taxes," as used in this Agreement, shall have the meanings given such terms under generally accepted accounting principles, except as modified hereby. Only those income taxes which are the direct legal obligation of the Dealerships resulting from operations are included in the determination of "net income before income taxes" and "net loss before income taxes".

          (i) INSURANCE. Performance Nissan and Performance Dodge will name Mr. Rice as additional named insured under all of its liability, casualty or any other insurance policies.

                              PERFORMANCE NISSAN, INC.


                              By:        /s/ Bill Gilliland
                                   -----------------------------
                                   Bill Gilliland, President


                              PERFORMANCE DODGE, INC.

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                              By:         /s/ Bill Gilliland
                                  -------------------------------
                                  Bill Gilliland, President



                              CROSS-CONTINENT AUTO RETAILERS, INC.


                              By:          /s/ Bill Gilliland
                                  -------------------------------
                                  Bill Gilliland, Chairman and
                                  Chief Executive Officer


                                         /s/ Emmett M. Rice, Jr.
                                  -------------------------------

                              EMMETT M. RICE, JR.

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